EXHIBIT 99
GIANT INDUSTRIES, INC.
NEWS RELEASE

Contact:  Mark B. Cox
          Executive Vice President, Treasurer, & Chief Financial Officer
          Giant Industries, Inc.
          (480) 585-8888

FOR IMMEDIATE RELEASE

November 9, 2004

                    GIANT INDUSTRIES, INC. ANNOUNCES
                         THIRD QUARTER RESULTS

Scottsdale, Arizona (November 9, 2004) -- Giant Industries, Inc. [NYSE:
GI] today reported net earnings of $6.0 million, or $0.48 per diluted share, for the third quarter ended September 30, 2004. Net earnings were $7.5 million, or $0.85 per diluted share, in the third quarter of 2003.
The Company reported net earnings of $15.5 million, or $1.41 per diluted share, for the first nine months of 2004 compared to net earnings of $9.6 million, or $1.09 per diluted share, in 2003.

Giant's Chairman and Chief Executive Officer, Fred Holliger commented,
"Good overall performance from each of our strategic business units contributed to a very solid financial performance in the third quarter.
Our refining operations contributed operating earnings of $19.8 million as refining margins continued the strong trend that we have experienced throughout most of this year. Earnings at the Yorktown refinery were negatively impacted in the month of September, as portions of the refinery were shut down for the entire month as we made upgrades at the refinery to enable us to process additional higher acid crude oil. Year-to-date, refining margins at the Four Corners refineries have been approximately $9.50 per barrel and Yorktown refining margins have been approximately $6.00 per barrel."

"Our retail operations continued to see growth in fuel volumes and merchandise sales over last year's third quarter as well as year-to-date.
Same store fuel volumes increased approximately 4% over last year's third quarter level and same store merchandise sales increased approximately 5% over the prior year third quarter level. Earnings, however, were negatively impacted in the quarter versus the prior year level by lower fuel and merchandise margins."

"In the quarter, Phoenix Fuel continued to achieve growth in both wholesale and cardlock fuel volumes. These improved volumes coupled with somewhat steady product margins contributed to increased earnings versus the prior year level."

Holliger continued, "As I mentioned earlier, we recently completed upgrades at our Yorktown refinery that increase the amount of higher acid crude oil that it can process from approximately 20,000 to 40,000 barrels per day. This change in crude mix could result in additional pre-tax earnings potentially in excess of $20 million on an annual basis above those we could have expected to see from our operations in a similar market environment. The debt reduction and the refinancing that we completed earlier this year will reduce our annual pre-tax interest payments by approximately $10.6 million in comparison to the 2003 level assuming no future borrowings on our revolving credit facility. These two events combined could result in an increase in annual pre-tax earnings and operating cash flow in excess of $30 million per year."

Commenting on current market conditions, Holliger said, "Domestic distillate inventories continue to be tight as we head into what is typically the peak distillate demand season. Gasoline inventories are also running below historical levels for this time of year. These factors could contribute to continued strong financial performance in the fourth quarter of 2004."

Giant's senior management will hold a conference call at 1 p.m. ET on November 10, 2004 to discuss this earnings release and provide an update on Company operations. The conference call will be broadcast live on the Company's website at www.giant.com.

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one
Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New
Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, and a chain of retail service station/convenience stores in New Mexico, Colorado, and Arizona. Giant is also the parent company of Phoenix Fuel Co., Inc., an Arizona wholesale petroleum products distributor. For more information, please visit
Giant's website at www.giant.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects,"
"anticipates," "estimates," "should," "could," "plans," "intends,"
"will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements.
Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to: the risk that the strong trend in refining margins experienced throughout most of this year will not continue; the risk that we will not realize the expected economic benefits from processing higher acid crude oil; possibility that we will have borrowings on our revolving credit facility; the risk that distillate inventories will not remain tight, distillate demand will not grow, and that gasoline inventories will remain below historical levels;
and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstance.


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
                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (Unaudited)

                                                     (In thousands except shares and per share data)
----------------------------------------------------------------------------------------------------
                                                       Three Months Ended       Nine Months Ended
                                                          September 30,            September 30,
----------------------------------------------------------------------------------------------------
                                                       2004        2003         2004         2003
----------------------------------------------------------------------------------------------------
Net revenues                                        $  642,370  $  472,275  $ 1,837,084  $ 1,359,708
Cost of products sold                                  564,506     388,831    1,582,515    1,135,511
----------------------------------------------------------------------------------------------------
Gross margin                                            77,864      83,444      254,569      224,197
Operating expenses                                      42,119      42,046      129,749      122,088
Depreciation and amortization                            9,016       9,314       27,318       27,731
Selling, general and administrative expenses            10,110       8,124       28,361       22,419
Net (gain) loss on disposal/write-down of assets          (907)        151         (327)         369
Gain from involuntary conversion                          (958)          -         (958)           -
----------------------------------------------------------------------------------------------------
Operating income                                        18,484      23,809       70,426       51,590
Interest expense                                        (7,173)     (9,657)     (25,222)     (29,679)
Costs associated with early debt extinguishment              -           -      (10,875)           -
Amortization/write-off of financing costs               (1,013)     (1,202)      (7,827)      (3,591)
Interest and investment income                              57           -          138           81
----------------------------------------------------------------------------------------------------
Earnings from continuing operations
  before income taxes                                   10,355      12,950       26,640       18,401
Provision for income taxes                               4,347       5,257       10,978        7,499
----------------------------------------------------------------------------------------------------
Earnings from continuing operations
  before cumulative effect of change in
  accounting principle                                   6,008       7,693       15,662       10,902
Discontinued operations, net of income tax
  benefit of $13, $102, $105 and $370                      (21)       (164)        (169)        (596)
Cumulative effect of change in accounting
  principle, net of income tax benefit of $469               -           -            -         (704)
----------------------------------------------------------------------------------------------------
Earnings (loss)                                     $    5,987  $    7,529   $   15,493  $     9,602
====================================================================================================
Earnings (loss) per common share:
  Basic
    Continuing operations                           $     0.49  $     0.88   $     1.46  $      1.25
    Discontinued operations                                  -       (0.02)       (0.02)       (0.07)
    Cumulative effect of change in
      accounting principle                                   -           -            -        (0.08)
----------------------------------------------------------------------------------------------------
                                                    $     0.49  $     0.86   $     1.44  $      1.10
====================================================================================================
  Assuming dilution
    Continuing operations                           $     0.48  $     0.87   $     1.43  $      1.24
    Discontinued operations                                  -       (0.02)       (0.02)       (0.07)
    Cumulative effect of change in
      accounting principle                                   -           -            -        (0.08)
----------------------------------------------------------------------------------------------------
                                                    $     0.48  $     0.85   $     1.41  $      1.09
====================================================================================================
Weighted average number of shares outstanding:
  Basic                                             12,242,994   8,785,555   10,693,386    8,713,513
  Assuming dilution                                 12,496,204   8,887,824   10,960,684    8,788,836
====================================================================================================


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
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (Unaudited)

                                                              (In thousands)
-----------------------------------------------------------------------------------------
                                                  September 30, 2004    December 31, 2003
-----------------------------------------------------------------------------------------
Assets

Current assets                                         $   252,498         $   251,702
-----------------------------------------------------------------------------------------
Property, plant and equipment                              654,608             628,718
  Less accumulated depreciation and amortization          (256,932)           (235,539)
-----------------------------------------------------------------------------------------
                                                           397,676             393,179
Other assets                                                64,810              54,773
-----------------------------------------------------------------------------------------
Total Assets                                           $   714,984         $   699,654
=========================================================================================

Liabilities and Stockholders' Equity

Current liabilities                                    $   152,220         $   154,408
Long-term debt, net of current portion                     292,638             355,601
Deferred income taxes                                       31,500              28,039
Other liabilities and deferred income                       23,286              22,170
Stockholders' equity                                       215,340             139,436
-----------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity             $   714,984         $   699,654
=========================================================================================

Certain reclassifications have been made to the year 2003 financial statements to conform to classifications used in 2004. These reclassifications had no effect on reported earnings or stockholders' equity.


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
                                      OPERATING STATISTICS

                                         3 Qtr. 2004  2 Qtr. 2004  1 Qtr. 2004  4 Qtr. 2003  3 Qtr. 2003
--------------------------------------------------------------------------------------------------------
Refining
--------
Four Corners Operations:
Crude Oil/NGL Throughput (BPD)              29,271       26,463       28,280       29,992       29,244
Refinery Sourced Sales Barrels (BPD)        28,412       25,175       27,615       27,489       30,147
Avg. Crude Oil Costs ($/Bbl)              $  40.99     $  35.97     $  32.61     $  29.24     $  28.90
Refining Margins ($/Bbl)                  $   8.14     $  12.44     $   8.35     $   8.07     $   9.51
Retail Fuel Volumes Sold as a % of
  Four Corners Refinery's Sourced
  Sales Barrels                                 38%          40%          36%          37%          35%

Yorktown Operations:
Crude Oil/NGL Throughput (BPD)              53,991       67,639       61,200       61,540       60,485
Refinery Sourced Sales Barrels (BPD)        53,585       69,862       63,824       59,307       62,937
Avg. Crude Oil Costs ($/Bbl)              $  38.43     $  35.53     $  32.68     $  29.47     $  28.54
Refining Margins ($/Bbl)                  $   6.01     $   6.20     $   5.55     $   4.47     $   4.61

Retail(1)
---------
Fuel Gallons Sold (000's)                   41,244       38,439       37,681       38,782       39,524
Fuel Margins ($/gal)                      $   0.18     $   0.21     $   0.16     $   0.19     $   0.21
Merchandise Sales ($ in 000's)            $ 36,214     $ 34,541     $ 30,844     $ 32,148     $ 34,664
Merchandise Margins                             20%          24%          27%          28%          29%
Number of Operating Units at
  End of Period                                125          125          127          127          125

Phoenix Fuel
------------
Fuel Gallons Sold (000's)                  119,253      124,342      112,844      111,110      109,903
Fuel Margins ($/gal)                      $   0.05     $   0.06     $   0.05     $   0.06     $   0.05
Lubricant Sales ($ in 000's)              $  7,933     $  7,827     $  6,875     $  6,508     $  6,140
Lubricant Margins                               13%          13%          13%          14%          16%
--------------------------------------------------------------------------------------------------------

Operating Income (Loss) (before
corporate allocations) (in 000's)
---------------------------------
Refining   - Four Corners Operations      $  8,150     $ 13,704     $  6,161     $  6,445     $ 13,269
           - Yorktown Operations            11,652       21,811       14,435        5,988       10,540
Retail(1)                                    1,428        2,614          988        2,582        4,153
Phoenix Fuel                                 2,216        2,963        2,113        2,492        2,101
Corporate                                   (6,879)      (7,256)      (5,268)      (4,891)      (6,147)
Net gain (loss) on disposal/write-down
  of assets(1)                               1,883         (549)         (14)         (96)        (373)
--------------------------------------------------------------------------------------------------------
Total(1)                                  $ 18,450     $ 33,287     $ 18,415     $ 12,520     $ 23,543
========================================================================================================

Capital Expenditures (in 000's)(3)
----------------------------------
Refining   - Four Corners Operations(2)   $  5,915     $ 15,637     $    744     $  4,052     $    654
           - Yorktown Operations            10,523        1,981        1,872          448          (87)
Retail                                         919          438          258        1,458          490
Phoenix Fuel                                   500          465          328          229          271
Corporate                                      135          115           11          102          112
--------------------------------------------------------------------------------------------------------
Total                                     $ 17,992     $ 18,636     $  3,213     $  6,289     $  1,440
========================================================================================================
(1)   Includes discontinued operations.
(2)   Includes payments related to the Ciniza fire incident.
(3)   Excludes Yorktown refinery acquisition contingent payments.


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
                           Selected Financial Data

                                             September 30, 2004      December 31, 2003
--------------------------------------------------------------------------------------
Working Capital (In Millions)                      $ 100,278            $  97,294
Current Ratio                                         1.66:1               1.63:1
Long-Term Debt As A Percent
  of Total Capital(4)                                   57.6%                71.8%
Net Debt As A Percent of Total Capital(5)               54.5%                70.2%
Book Value Per Share(6)                            $   17.67            $   15.87
Net cash provided by operating activities(7)       $  71,871            $  62,349
--------------------------------------------------------------------------------------

(4) Long-term debt represents long-term debt, net of current portion. Total capital represents long-term debt, net of current portion, plus total stockholders' equity.
(5) Net debt represents long-term debt, net of current portion, less cash and cash equivalents. Total capital represents long-term debt, net of current portion, less cash and cash equivalents plus total stockholders' equity.
(6) Book value per share represents total stockholders' equity divided by number of common shares outstanding.
(7) Net cash provided by operating activities for September 30, 2004 and December 31,
    2003 is for nine and twelve months, respectively.

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

        Share Price Data  (NYSE: GI)

                    High      Low    Close
-------------------------------------------
2004 3rd Quarter   $27.25   $20.29   $24.30
2004 2nd Quarter   $22.16   $15.37   $22.00
2004 1st Quarter   $25.44   $11.71   $20.70
2003 4th Quarter   $12.73   $ 7.10   $11.98
2003 3rd Quarter   $ 8.10   $ 5.57   $ 7.23
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